EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form SB-2 and Form S-8 of our report dated February 20, 2004 relating to the 2003 and 2002 consolidated financial statements of Speedemissions, Inc. (accounting and reporting successor to SKTF Enterprises, Inc.) and subsidiary included in the Form 10-KSB as filed with the Securities and Exchange Commission on or about April 15, 2005.

/s/ Bennett Thrasher PC

Bennett Thrasher PC

Atlanta, Georgia
April 14, 2005